Exhibit 10.12

TERM LOAN NOTE

Scottsdale, Arizona

Dated as of October 2, 2015 (the “Note Date”)

Note Amount:  $10,100,000.

FOR VALUE RECEIVED,  CDOR JAX COURT, LLC, a Delaware limited liability company and TRS JAX COURT, LLC, a Delaware limited liability company (each a “Borrower”, with references in this Note to “Borrower” meaning each Borrower), hereby jointly and severally promise to pay to the order of GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation, and its successors and assigns (“Lender”), the principal sum stated above as the Note Amount, or so much thereof as may have been advanced by Lender, with interest thereon, on the dates and at the rates and upon the terms and conditions specified below.  This Term Loan Note (this “Note”) is the Note referred to in the Loan Agreement, dated the same date as this Note, between Borrower and Lender (as it may be amended, restated, supplemented, extended or renewed from time to time, the “Loan Agreement”) and is being executed and delivered pursuant thereto (the loan made pursuant to this Note and the Loan Agreement being referred to in this Note as the “Loan”).  Capitalized terms used in this Note and not defined in this Note have the meanings given to such terms in the Loan Agreement.

1.Interest Rate.

(a)Note Rate.  Interest shall accrue on the unpaid principal balance of the Loan from the Note Date at the Note Rate.  The “Note Rate” is a variable rate of interest determined as follows:  (i) for the period from the Note Date to the first Payment Day (defined below) to occur after the Note Date, the Note Rate is a rate equal to the Variable Rate Base in effect on the last Business Day of the month preceding the month in which the Note Date occurs plus a spread of 3.25% (the “Spread”); and (ii) thereafter, the Note Rate will equal the greater of (A) the Variable Rate Base in effect on the last Business Day of the month preceding a particular Variable Rate Set Date plus the Spread; or (B) the Note Rate in effect as of the Note Date, and the Note Rate determined pursuant to clause (ii) will be effective from such Variable Rate Set Date to the next Variable Rate Set Date.  “Variable Rate Base” means a rate (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the 90-day London Interbank Offered Rate as published in The Wall Street Journal.  If for any reason such rate is no longer published in The Wall Street Journal, Lender shall select such replacement rate as Lender in its sole discretion determines most closely approximates such rate.  “Variable Rate Set Date” means the first Payment Day to occur after the Note Date and each succeeding Payment Day.  “Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in Phoenix, Arizona or New York, New York.

(b)Basis of Computation.  The Note Rate is an annual rate and will be computed using a 360-day year and charged for actual days elapsed.

2.Payments.

(a)When Due; Maturity Date.  Interest on the Loan shall be paid in arrears.  Interest accrued on the Loan from the Note Date to the first Payment Day to occur after the Note Date is due and payable on such first Payment Day.  Regular monthly payments (each, a “Monthly Payment”) will commence on the second Payment Day to occur after the Note Date and will continue on each Payment Day thereafter through the Payment Day occurring on November 1, 2020 (the “Maturity Date”).   “Payment Day” means the first day of each calendar month.

(b)Monthly Payment Amounts.  Unless otherwise specifically provided in this Note, each Monthly Payment will equal the level monthly payment of principal and interest required to fully amortize the unpaid principal balance of the Loan outstanding on a Reference Date over the then remaining Amortization Period, at an interest rate equal to the Note Rate calculated as of the last Business Day of the second month preceding such Reference Date.  The Monthly Payment amount so calculated will be in effect commencing with the first Payment Day following such Reference Date and for the next 11 Monthly Payments or through the Maturity Date, if the Maturity Date occurs during such period, with the Monthly Payment amount to be recalculated on each Reference Date.  If a particular Monthly Payment is insufficient to pay all of the accrued and unpaid interest as of the due date for such Monthly Payment, then that portion of the accrued and unpaid interest in excess of the portion actually paid shall thereupon be added to the unpaid principal balance of the Loan and shall

FINAL EXECUTION COPY

1Loan ID No: 012680358

22601978

22601978

(c)thereafter accrue interest at the Note Rate. “Reference Date” means the first Payment Day to occur after the Note Date and each anniversary of such date. “Amortization Period” means a period of 300 months that commences on the first Payment Day after the Note Date.

(d)Payment at Maturity.  On the Maturity Date, in addition to the required Monthly Payment, Borrower shall also pay the entire remaining unpaid balance of the Loan, if any; all accrued and unpaid interest to the Maturity Date; and any other amounts payable under this Note and the other Loan Documents.

(e)Balloon Payment.  BORROWER ACKNOWLEDGES AND AGREES THAT A SUBSTANTIAL PAYMENT WILL BE DUE ON THE MATURITY DATE, AS THE MONTHLY PAYMENTS DUE WITH RESPECT TO THE LOAN HAVE BEEN CALCULATED BASED ON AN AMORTIZATION PERIOD THAT EXCEEDS THE TERM OF THE LOAN; THEREFORE, A MAJOR PORTION OF THE PRINCIPAL AMOUNT OF THE LOAN WILL NOT HAVE BEEN PAID BY WAY OF THE MONTHLY PAYMENTS.

3.Prepayments.

(a)Generally.  Except as may otherwise be expressly provided in this Note and the other Loan Documents, Borrower may not make any prepayment of the Loan except as follows:    (i) prepayments must be made on a Payment Day (the “Permitted Prepayment Date”); (ii) Borrower must give Lender at least 30 days’ prior written notice of the proposed prepayment; (iii) the prepayment must be for the full outstanding principal balance of the Loan (except that partial prepayments are permitted in the case of (A) payments of Insurance Proceeds or Condemnation Proceeds that are applied to principal on this Loan; and (B) other mandatory prepayments, if any, required pursuant to any of the Loan Documents and that are applied to principal on this Loan; and (C) any Special Prepayment); and (iv) the prepayment must be accompanied by payment to Lender of the following:  (A) any and all costs, fees, and other expenses, including late fees, then due and payable with respect to the Obligations; (B) interest on the prepaid principal through the Permitted Prepayment Date; and (C) a Prepayment Fee in the amount described below, unless the Loan Documents specifically state that, with respect to a particular prepayment, no Prepayment Fee is due.  Any other provision of the Loan Documents to the contrary notwithstanding, if the Loan is accelerated by Lender in exercise of Lender’s rights or if the Loan is automatically accelerated pursuant to Section 6.1(f) of the Loan Agreement, then, in addition to any other amounts that Borrower may owe Lender, Borrower is also obligated to pay the Prepayment Fee, calculated based on the principal amount outstanding as of the date of acceleration.  PREPAYMENTS ARE ONLY ALLOWED ON PERMITTED PREPAYMENT DATES AND INTEREST ON THE PREPAYMENT AMOUNT MUST BE PAID THROUGH THE PERMITTED PREPAYMENT DATE.  IF LENDER AGREES TO ACCEPT A PREPAYMENT ON A DATE OTHER THAN A PERMITTED PREPAYMENT DATE, THERE WILL BE NO REDUCTION IN THE AMOUNT OF INTEREST REQUIRED TO BE PAID AS PROVIDED ABOVE.  ACCORDINGLY, AS A FURTHER CONDITION TO THE PREPAYMENT AND IN ADDITION TO ALL OTHER AMOUNTS PAYABLE IN RESPECT OF SUCH PREPAYMENT, BORROWER WILL PAY TO LENDER THE AMOUNT OF INTEREST THAT WOULD HAVE ACCRUED ON THE LOAN, BUT FOR THE PREPAYMENT, FROM THE DATE OF PREPAYMENT TO THE NEXT PERMITTED PREPAYMENT DATE.

(b)Prepayment Fee.  The “Prepayment Fee” will equal 2% of the prepaid principal, if made prior to the first anniversary of the Note Date, and 1% of the prepaid principal, if made on or after the first anniversary but prior to the second anniversary of the Note Date.  Thereafter, the Prepayment Fee is zero.

(c)Application of Prepayment Amounts.  Subject to the provisions of Section 2.8(c) of the Loan Agreement:  (i) amounts paid pursuant to Section 3(a)(iv) shall be applied in payment of the amounts specified therein; (ii) all prepaid principal shall be applied to the unpaid principal balance of this Note; provided, however, that any permitted partial prepayment of principal (including any Special Prepayment) shall be applied to principal in the inverse order of maturity, such that the scheduled Monthly Payment amounts for the Loan otherwise calculated do not change; and (iii) all other payments pursuant to this Note shall be applied first to accrued and unpaid interest on the Note and the balance to reduction of principal on the Note, in the inverse order of maturity.

(d)Special Prepayment Right.  Borrower may make unscheduled principal prepayments in an aggregate amount not to exceed 10% of the Note Amount (each, a “Special Prepayment”).  In connection with making a Special Prepayment, Borrower must satisfy the requirements of Section 3(a), except that no Prepayment Fee shall

FINAL EXECUTION COPY

1Loan ID No: 012680358

22601978

22601978

be required in connection with a Special Prepayment.  If Borrower should elect to prepay the entire principal balance of the Note, the Prepayment Fee due in connection with the full prepayment shall be computed as if Borrower had made Special Prepayments in the maximum amount allowable under this Section 3(d) on the day that the full prepayment will be made, immediately preceding such full prepayment.

4.General Payment Provisions.  All payments due pursuant to this Note shall be payable at the place and in the manner provided in Section 2.8 of the Loan Agreement and otherwise in accordance with the provisions of that Section, which Section is incorporated herein by this reference.

5.Non-Conforming Payments.  Credit to Borrower’s account may be delayed if the payment is not made as provided above or if not accompanied by the correct invoice number.  Lender may, at its sole option, refuse any amount tendered by Borrower that is not in the required form or in the exact amount of the required payment.  Delayed credit may cause Borrower to incur a late payment fee.  Credit for payments is subject to final payment by the institution on which the item of payment was drawn.  Unauthorized  Forms of payment, such as cash, cashier’s checks, official bank checks, teller’s checks, certified checks, travelers’ checks, and money orders, are not acceptable forms of payment and MAY be returned to Borrower at Borrower’s risk of loss.

6.Disputed Payments.  All written communication concerning disputed amounts, including any check or other payment instrument that (a) indicates that the written payment constitutes “payment in full” or is tendered as full satisfaction of a disputed amount or (b) is tendered with other conditions or limitations must be mailed or delivered to Lender at the following address and not to the address shown on the invoice as the address for remitting payments, unless Lender otherwise directs:  GE Capital Franchise Finance, 8377 East Hartford Drive, Suite 200, Scottsdale, AZ 85255, Attention:  Customer Service Center.

7.Default Interest.  Effective immediately upon (a) the occurrence of any Event of Default under Section 6.1(f) of the Loan Agreement; or (b) the delivery of a notice by Lender to Borrower during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing, the outstanding principal balance of the Loan shall bear interest at a rate (the “Default Rate”) equal to 2% added to the interest rate that is otherwise applicable to the Loan from time to time, payable on demand or, in the absence of demand, on the date(s) otherwise applicable.

8.Late Fees.  If Borrower fails to make any payment pursuant to this Note or any other Loan Document on or before the 5th day after the due date for such payment, then Borrower shall pay Lender a late fee equal to 5% of such past-due payment.  Such late fee will be immediately due and payable and is in addition to any other charges, costs, fees, and expenses that Borrower may owe as a result of the late payment, including the imposition of a default rate of interest pursuant to this Note or any other Loan Document.

9.Waivers.  Borrower and all endorsers, guarantors, and sureties of this Note waive presentment, demand for payment, notice of dishonor, notice of protest, and protest, notice of intent to accelerate, notice of acceleration and all other notices or demands in connection with delivery, acceptance, performance, default or endorsement of this Note.

10.Lender Computations Final.  Lender’s computations, in accordance with the terms of this Note and the Loan Agreement, of interest rates, Monthly Payment amounts, and final payment amounts, Prepayment Fees, and other amounts due and owing from Borrower to Lender shall be final and conclusive, absent manifest error.

11.Maximum Rate of Interest.  Anything herein to the contrary notwithstanding, the obligations of Borrower hereunder or pursuant to any other Loan Document shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment would be contrary to the provisions of any Applicable Law limiting the highest rate of interest which may be lawfully contracted for, charged or received by Lender, and in such event Borrower shall pay Lender interest at the highest rate permitted by Applicable Law.

12.Inconsistencies.  If there are any inconsistencies between the terms of this Note and the other Loan Documents, the provisions of this Note shall control.

FINAL EXECUTION COPY

2Loan ID No: 012680358

22601978

22601978

13.Applicability of General Provisions.  All provisions of the Article in the Loan Agreement titled “General Provisions”, as well as the defined terms in the Loan Agreement, including in the Schedule of Defined Terms attached thereto, apply to this Note, the same as if such provisions were set forth in full in this Note.

[SIGNATURE PAGES FOLLOW]

FINAL EXECUTION COPY

3Loan ID No: 012680358

22601978

22601978

IN witness whereof, Borrower has executed this Note as of the date stated above.

BORROWER:

CDOR JAX COURT, LLC, a Delaware limited liability company

By:  __/s/ Corrine L. Scarpello_________________________

Printed Name:  Corrine L. Scarpello

Its:  Vice President

TRS JAX COURT, LLC, a Delaware limited liability company

By:  ___/s/ Corrine L. Scarpello________________________

Printed Name:  Corrine L. Scarpello

Its:  Vice President

FINAL EXECUTION COPY

Loan ID No: 012680358

22601978

22601978